Exhibit 10.2

December 12, 2018

Penske Automotive Group, Inc.

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

Attention: General Counsel
Telecopy:  (248) 648-2515

Re:   Mitsui-PAG

Ladies and Gentlemen:

WHEREAS, Mitsui & Co., Ltd., a Japanese company (“Mitsui Japan”), Mitsui & Co. (U.S.A.), Inc., a New York corporation (“Mitsui USA”, and together with Mitsui Japan, “Mitsui”), and

Penske Automotive Group, Inc., a Delaware corporation (“PAG”, and together with Mitsui, the “Parties”), desire to memorialize certain continuing arrangements relating to the ability of Mitsui, as a shareholder of PAG, to designate an individual to serve as an executive officer of PAG and to have a non-voting observer at PAG’s board of directors meetings;

WHEREAS, the foregoing arrangements have served over time, and are expected to continue in the future, to benefit PAG’s business activities and Mitsui’s ability to support such activities; and

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Right of Mitsui to Designate an Officer of PAG.  For as long as Mitsui’s collective beneficial ownership, as defined in Rule 13d-3 promulgated under the Securities Exchange of 1934, as amended (“Beneficial Ownership”), remains at or above 10% of the voting common stock, par value $0.0001 per share, of PAG, including any securities issued with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, merger, consolidation or other reorganization or otherwise (the “Common Stock”), PAG hereby agrees that Mitsui shall have the right to designate one (1) person as Senior Vice President or any other position having authority at least the same as a Senior Vice President or equivalent position of PAG or as otherwise mutually agreed (the “Officer Designation Arrangement”).  The officer designated by Mitsui may also be a director of PAG.

2.

Compensation.  The officer designated by Mitsui shall receive compensation and benefits from PAG no less favorable in the aggregate than those received by other Senior Vice Presidents of PAG or as otherwise mutually agreed.

3.

Observer.  For as long as Mitsui’s collective Beneficial Ownership remains at or above 2.5% of the Common Stock, in the event a representative of Mitsui is not a member of the Board of Directors of PAG, Mitsui shall have the right to a non-voting observer (the “Mitsui Observer”) at all meetings of the Board of the Directors of PAG.  The Mitsui Observer shall be entitled to receive all materials and information distributed to Directors of PAG and shall have access to PAG’s management and records as if such Mitsui Observer were a Director.

4.

Governing Law.  THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

5.

Counterparts; Execution and Delivery.  This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Letter Agreement by email, facsimile or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Letter Agreement.  This Letter Agreement shall be effective as of the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Yours very truly,

MITSUI & CO., LTD.

/s/ Jiro Yamada

Name:  Jiro Yamada

Title:   General Manager, Second Motor Vehicles Division, Mobility Business Unit I

MITSUI & CO. (U.S.A.), INC.

/s/ Yoshimi Namba

Name:  Yoshimi Namba

Title:  Senior Vice President

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

PENSKE AUTOMOTIVE GROUP, INC.

/s/ J.D. Carlson

Name:  J. D. Carlson

Title:  Executive Vice President and

          Chief Financial Officer